UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2010
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On October 26, 2010, HealthMarkets, Inc. (the “Company”) entered into a new employment agreement with B. Curtis Westen, the Company’s Executive Vice President and General Counsel (the “Westen Employment Agreement”). The Westen Employment Agreement becomes effective as of January 1, 2011 (the “Effective Date”) and remains effective through December 31, 2011, unless ended earlier pursuant to its terms (the “Employment Period”). Prior to the Effective Date, Mr. Westen’s existing employment agreement with the Company will continue to govern the terms of Mr. Westen’s employment with the Company. Mr. Westen is expected to provide an average of 30 hours per week of services to the Company during the Employment Period.
The Westen Employment Agreement provides for the following compensation and benefits:
•	an annual base salary of $350,000 (“Base Salary”);

•	a target bonus opportunity of 100% of Base Salary and a maximum bonus opportunity of 200% of Base Salary, with 50% of Mr. Westen’s annual incentive compensation for 2011 to be guaranteed at his target bonus opportunity (100% of Base Salary) and the remaining portion of Mr. Westen’s annual incentive compensation to be determined based on the actual achievement of annual performance targets set by the compensation committee of the Company’s board of directors;

•	quarterly cash retention bonus payments, each in the amount of $135,000, subject to Mr. Westen’s continued employment through each quarterly vesting date;

•	the initial long-term incentive award granted to Mr. Westen will remain outstanding and will vest on the earlier of the date that Mr. Westen’s employment is terminated or December 31, 2011; and

•	continued eligibility in employee benefit plans and perquisite programs that are provided by the Company from time to time to similarly situated employees.
In addition, Mr. Westen is entitled to the following payments and benefits if his employment is terminated by the Company without “Cause” (as defined in the Westen Employment Agreement) or by Mr. Westen for “Good Reason” (as defined in the Westen Employment Agreement), subject to his execution and non-revocation of a release of claims:
•	if the termination of employment occurs after the last day of the first quarter of the 2011 fiscal year, a pro-rata bonus, a portion of which is guaranteed and a portion of which is based on the achievement of the applicable performance goals, calculated based on the number of days that Mr. Westen was employed during the applicable performance period; and

•	a pro-rata portion of Mr. Westen’s quarterly cash retention bonus for the applicable quarter will vest based on the number of days that Mr. Westen was employed during the applicable quarter and will be paid within 30 days of the date of termination.

The Westen Employment Agreement contains the same or substantially similar golden parachute excise tax provisions, restrictive covenant provisions and set-off provisions as Mr. Westen’s existing employment agreement with the Company.
The foregoing summary is qualified in its entirety by reference to the Westen Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
10.1	Employment Agreement, dated as of October 26, 2010, between HealthMarkets, Inc. and B. Curtis Westen.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHMARKETS, INC.
By:	/s/ Phillip J. Hildebrand
Name:	Phillip J. Hildebrand
Title:	Chief Executive Officer
Date: October 27, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement, dated as of October 26, 2010, between HealthMarkets, Inc. and B. Curtis Westen.

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